Exhibit 99.1
FOR IMMEDIATE RELEASE

CONTACTS:	Investors:
Patty Eisenhaur
Watson Pharmaceuticals, Inc.
(973) 355-8141

Media:
Charlie Mayr
Watson Pharmaceuticals, Inc.
(973) 355-8483
Watson Completes Acquisition of CRINONE® and PROCHIEVE® Product Line and
Shares of Columbia Laboratories
-Further Expands Women’s Health Product Line
-Adds New Treatment Categories to Brand Portfolio
MORRISTOWN, NJ, July 2, 2010 — Watson Pharmaceuticals, Inc. (NYSE: WPI) today completed the acquisition of the U.S. rights to Columbia Laboratories’ CRINONE® and PROCHIEVE® progesterone gel product line and 11,200,000 shares of Columbia common stock.
“We are pleased to add CRINONE® and PROCHIEVE® to our growing number of women’s health products. The addition of these products for infertility and secondary amenorrhea marks an important step toward broadening Watson’s treatment categories in women’s health.” said Paul Bisaro, Watson’s President and Chief Executive Officer. “These products will quickly become an integral part of our growing brand portfolio and we will aim to substantially grow these products utilizing Watson’s Brand sales team. We are also pleased with the progress Columbia has made in their Phase 3 clinical study as we collaborate together in pursuit of a NDA filing for a pre-term birth indication for PROCHIEVE® in 2011. We are confident that our partnership with Columbia will be a strong one and that we will achieve many positive results together.”
Under the terms of the agreement, Watson paid Columbia an initial $47 million payment for exclusive progesterone gel product rights in the U.S. and received 11,200,000 million newly issued shares of Columbia common stock. Watson also has the right to designate a member to Columbia’s board of directors. Additional contingent payments related to the successful completion of clinical development milestones, receipt of regulatory approvals and product launches could total approximately up to $45.5 million. Watson will also pay Columbia a royalty on Watson’s sales of the progesterone gel product and any next generation products. Columbia will be responsible for the anticipated clinical and regulatory costs related to obtaining approval for the progesterone gel product for prevention of pre-term birth in women with a short cervix. Excess development costs over a defined cap, if any, as well as costs related to the development of the second generation product will be the responsibility of Watson. Pursuant to a supply agreement, Columbia will be responsible for manufacturing the progesterone gel products. Additionally, Watson previously entered into a $15 million loan agreement with Columbia to support Columbia’s ongoing investment in the clinical development of the pre-term birth indication for PROCHIEVE®, as well as other Columbia capital requirements of which all principal and accrued interest on the loan has been forgiven.
Watson intends to immediately begin marketing CRINONE® and PROCHIEVE® in the U.S. to reproductive endocrinologists and Ob/Gyns through Watson’s Brand Sales Forces as well as expanding its sales effort with the addition of approximately 19 sales representatives that marketed these products for Columbia.
CRINONE® is currently used for progesterone supplementation or replacement as part of an Assisted Reproductive Technology (ART) treatment for infertile women with a progesterone deficiency. Patient preference for CRINONE® over competing products has been demonstrated in five clinical trials. The product is also available under the trade name PROCHIEVE® and available in both a 4% and 8% concentrations. PROCHIEVE® 4% is indicated for the treatment of secondary amenorrhea.
A Phase 3 clinical program called the PREGNANT (PROCHIEVE® Extending GestatioN A New Therapy) Study is currently underway to evaluate the safety and efficacy of PROCHIEVE® 8% (progesterone gel) to reduce the risk of pre-term birth in women with a cervical length between 1.0 and 2.0 centimeters as measured by transvaginal ultrasound at mid-pregnancy. The primary endpoint of this study is a reduction in the incidence of pre-term birth at less than or equal to 32 weeks gestation vs. placebo. With enrollment in the program complete, preliminary top-line study results are expected at the end of 2010. If the data is positive, a NDA filing will follow in 2011. Pre-term birth occurs in one of every eight live born infants, and short cervix is the single most important predictor of pre-term birth. There are currently no products approved for the prevention of pre-term birth.
Important Safety Information
The most common side effects of CRINONE® include breast enlargement, constipation, somnolence, nausea, headache, and perineal pain. CRINONE® is contraindicated in patients with an active thrombophlebitis or thromboembolic disorders, or a history of thrombophlebitis or thromboembolic disorders, missed abortion, undiagnosed vaginal bleeding, liver dysfunction or disease, and known or suspected malignancy of the breast or genital organs.
About Watson Pharmaceuticals, Inc.
Watson Pharmaceuticals, Inc. is a leading global specialty pharmaceutical company. Watson is engaged in the development and distribution of generic pharmaceuticals and specialized branded pharmaceutical products focused on Urology and Women’s Health. Watson has operations in many of the world’s established and growing international markets.
In the U.S., the Watson Brand portfolio includes RAPAFLO®, GELNIQUE®, Oxytrol®, TRELSTAR® and INFeD®. In addition, Watson markets the following brands under co-promotion agreements: AndroGel®, with Solvay Pharmaceuticals, Inc., and Femring®, with Warner Chilcott Limited. The Watson Brand pipeline portfolio includes a number of products, including URACYST®, under development for cystitis; and four novel new contraceptives. All other trademarks are property of their respective owners.
For press release and other company information, visit Watson Pharmaceuticals’ Web site at http://www.watson.com.

Forward-Looking Statement
Statements contained in this press release that refer to non-historical facts are forward-looking statements that reflect Watson’s current perspective of existing information as of the date of this release. For example, any statements in this press release concerning the future growth of Watson’s product portfolio, the future success of CRINONE® and PROCHIEVE®, the anticipated benefits of the acquisition, future approvals or other events related to CRINONE® and PROCHIEVE® and business plans are forward-looking statements. It is important to note that Watson’s goals and expectations are not predictions of actual performance. Actual results may differ materially from Watson’s current expectations depending upon a number of factors affecting the acquisition or Watson’s business. These factors include, among others, the risk of not completing the acquisition for any reason, including as result of third party intervention; successful integration of the Columbia products and product rights; the impact of competitive products and pricing; timely and successful consummation and implementation of strategic initiatives; the timing and success of product launches; the difficulty of predicting the timing or outcome of product development efforts and FDA or other regulatory agency approvals or actions; costs and efforts to defend or enforce intellectual property and contractual rights; difficulties or delays in manufacturing; the availability and pricing of third party sourced products and materials; successful compliance with FDA and other governmental regulations applicable to Watson, their third party manufacturers’ facilities, products and/or businesses; changes in the laws and regulations, including Medicare and Medicaid, affecting among other things, pricing and reimbursement of pharmaceutical products; and such other risks and uncertainties detailed in Watson’s periodic public filings with the Securities and Exchange Commission, including but not limited to Watson’s annual report for the year ended December 31, 2009 and quarterly report for the period ended March 31, 2010. Except as expressly required by law, Watson disclaims any intent or obligation to update these forward-looking statements.
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